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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 16, 1997, in the Registration Statement (Form S-1) and related Prospectus of PRT Group Inc., for the registration of shares of its common stock.

                                      /s/ Shulman, Cohen, Furst, Kramer &
                                          Rosen, P.C.



New York, New York
November 19, 1997